EXHIBIT 99

                                   SHORE BANK
           This Proxy is solicited on behalf of the Board of Directors

         The undersigned, revoking all prior proxies, hereby appoints _________________ and ___________________, or either of them, as proxies with full power of substitution to represent the undersigned and vote, as designated below, all the shares of common stock of Shore Bank held of record by the undersigned on September 10, 1997, at the Annual Meeting of Stockholders to be held on October 28, 1997, or any adjournment thereof, on each of the following matters:

1. To approve an Agreement and Plan of Reorganization, dated as of September 9, 1997, among the Shore Bank, SB Bankshares Corporation, a newly-formed Virginia corporation established to serve as the holding company for the Bank, and SB Interim Federal Savings Bank, an interim federal savings bank formed solely for the purpose of facilitating this transaction, providing for the reorganization of the Bank into a holding company structure as described in the accompanying Proxy Statement.

            [ ] FOR        [ ] AGAINST       [ ] ABSTAIN
                                          (Has the same effect
                                           as a vote Against)

2.       Election of directors.

         [ ] FOR all Nominees listed below    [ ] WITHHOLD AUTHORITY TO VOTE
                                                  FOR THOSE INDICATED BELOW

             Scott C. Harvard                   Richard F. Hall, III

         NOTE: You may line through the name of any individual nominee for whom you wish to withhold your vote. As explained in the accompanying Proxy Statement, stockholders have cumulative voting rights with respect to the election of directors.

3. To ratify the selection of Goodman & Company, L.L.P., independent certified public accountants, as auditors of the Bank for 1998.

            [ ] FOR        [ ] AGAINST       [ ] ABSTAIN


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Board of Directors has not been notified of any such matters.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" each proposal. All joint owners MUST sign.

         Please sign exactly as your name appears on the reverse side of this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


DATED ______________________       ___________________________________________
                                    Signature
----------------------------       -------------------------------------------
NUMBER OF SHARES                    Signature (if jointly owned)




Please mark, sign, date and return this proxy promptly in the enclosed envelope.